Exhibit 10.8

SERVICE AGREEMENT

This service agreement (“Agreement”) is effective as of July 1, 2003 by and among the WORLD MONITOR TRUST—SERIES A, B AND C, WORLD MONITOR TRUST II—SERIES D, E, AND F, DIVERSIFIED FUTURES TRUST I, DIVERSIFIED FUTURES TRUST II and PRUDENTIAL SECURITIES STRATEGIC TRUST (each a “Trust” and collectively, the “Trusts”), PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC., as the managing owner of each of the Trusts (the “Managing Owner”) and WACHOVIA SECURITIES, LLC (the “Service Provider”).

WHEREAS, each of the Trusts is a Delaware business trust organized to trade futures contracts and other investments;

WHEREAS, the Managing Owner is a Delaware corporation registered with the Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator (“CPO”) and Commodity Trading Advisor (“CTA”);

WHEREAS, Service Provider is registered with the CFTC and the National Futures Association (“NFA”) as a futures commission merchant (“FCM”) and is also registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) and is a member of the National Association of Securities Dealers, Inc. (“NASD”);

WHEREAS, each of the Trusts has sold interests to the public (the “Interests”) pursuant to the terms of a prospectus (each, a “Prospectus”); and

WHEREAS, the Managing Owner wishes to engage the Service Provider as a service provider for the Trusts and the Service Provider wishes to act as a service provider for the Trusts.

NOW, THEREFORE, in consideration of their mutual covenants and undertakings and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Services to be Provided

The Service Provider agrees to perform the following services for limited owners of the Trusts that have accounts with the Service Provider (“Limited Owners”): (a) inquiring of the Managing Owner from time to time, at the request of a Limited Owner, as to the Net Asset Value per Interest; (b) inquiring of the Managing Owner from time to time, at the request of a Limited Owner, regarding the commodity interest markets or any Trust; (c) assisting, at the request of the Managing Owner, in the redemption, exchange and transfer of Interests; and (d) providing such other services to the Limited Owners as the Managing Owner may, from time to time, reasonably request. To the extent that the Service Provider utilizes the services of its employees to assist it in performing the services described above, each such employee will be registered with the CFTC and will have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination.

In connection with the foregoing services, the Service Provider shall not give any written material other than such written material as has been approved in advance by each of the Trusts or the Managing Owner. The Service Provider shall make no oral representation to any Limited Owner unless such representation is specifically set forth in the applicable Prospectus or properly approved written material.

2.  Undertakings

The Managing Owner and the Trusts agree to cooperate with the Service Provider in the performance of the Service Provider’s services hereunder, and to provide the Service Provider with any and all information and documentation that the Service Provider reasonably requires in order to perform the services contemplated by this Agreement. Without limiting the generality of the foregoing, the Managing Owner agrees to provide the Service Provider with copies of (i) each Prospectus and any amendments or supplements thereto; (ii) any and all monthly and annual reports of any Trust; and (iii) all correspondence sent by any Trust and/or the Managing Owner to the Limited Owners.

3.  Representations and Warranties of the Managing Owner

The Managing Owner represents and warrants to the Service Provider that:

A.	Each of the Managing Owner and the Trusts has obtained and possesses all required governmental, regulatory and commodity exchange approvals and licenses and that each has effected all filings and registrations required in order to enter into and perform this Agreement, to conduct its business generally and to perform its obligations described hereunder and as described in the Prospectus.

B.	Each of the Managing Owner and the Trusts will maintain such approvals, licenses, filings and registrations throughout the term of this Agreement and shall notify the Service Provider immediately of any material change in such approvals, licenses, filings or registrations.

C.	Each of the Managing Owner and the Trusts has complied with all laws, rules and regulations applicable to its business, including rules and regulations promulgated by the CFTC and NFA, the violation of which would materially and adversely affect their respective business, financial condition or earnings.

D.	There are no actions, suits or proceedings pending or, to the best of the Managing Owner’s knowledge, threatened against the Managing Owner or any Trust at law or in equity or before or by any Federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the ability of the Managing Owner or any Trust to comply with and perform their respective obligations under this Agreement or any Prospectus.

E.	This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding agreement, enforceable against the Managing Owner and each Trust in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other laws now or hereafter enacted affecting the enforcement of creditors’ rights generally and by legal and equitable restrictions on the availability of equitable remedies, including specific performance.

F.	Neither the Managing Owner nor any Trust will use the Service Provider’s name in any documents or correspondence in connection with any Trust without the express written consent of the Service Provider, which consent shall not be unreasonably withheld.

The representations and warranties contained in this Section 3 shall continue during the term of this Agreement, and, if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Managing Owner will promptly notify the Service Provider in writing of such event.

4.  Representations and Warranties of the Service Provider

The Service Provider hereby represents and warrants to the Trusts and to the Managing Owner that:

A.	It is duly registered Futures Commission Merchant as that term is defined under Section 4d of the Commodity Exchange Act as amended and the regulations thereunder and is a registered member of NFA.

B.	It is registered with the SEC as a broker-dealer and is a registered member of the NASD.

C.	It will maintain the foregoing registration status throughout the time it performs any services under this Agreement.

D.	It has complied with all laws, rules and regulations having application to its business, including rules and regulations promulgated by the CFTC and NFA, the violation of which would materially and adversely affect the business, financial condition or earnings of the Service Provider.

E.	There are no actions, suits or proceedings pending or, to the best knowledge of the Service Provider, threatened at law or in equity or before or by any Federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the ability of the Service Provider to comply with and perform it obligations under this Agreement, except as set forth in Exhibit A attached hereto.

F.

This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding agreement, enforceable against it, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other laws now or hereafter enacted affecting the enforcement of creditors’ rights generally and by legal and equitable restrictions on the availability of equitable remedies, including specific performance.

G.	The Service Provider will not use the name of the Managing Owner or any Trust in any documents or correspondence, other than those necessary for the Service Provider to perform the services enumerated in Section 1 hereof, without the express written consent of such Trust and the Managing Owner, which consent shall not be unreasonably withheld.

The representations and warranties contained in this Section 4 shall continue during the term of this Agreement, and, if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Service Provider will notify the Managing Owner and each Trust in writing of such event.

5.  Indemnification

A.	The Managing Owner and the Trust shall indemnify and hold harmless the Service Provider, and its officers, directors, employees and affiliates, from any claims, suits, controversies, judgments, losses, awards or settlements (including, without limitation, reasonable attorneys’ fees and expenses) caused by, or related to, (i) the Managing Owner’s or the Trust’s material breach of any applicable provision of this Agreement; or (ii) the Managing Owner’s or the Trust’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement. Notwithstanding the preceding sentence, the Managing Owner and the Trust shall be entitled to an appropriate offset for any indemnification obligations that are caused, in part or in whole, by Service Provider’s breach of any provision of this Agreement or Service Provider’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement.

B.	The Service Provider shall indemnify and hold harmless the Managing Owner and the Trust, and their respective officers, directors, employees and affiliates, from any claims, suits, controversies, judgments, losses, awards or settlements (including, without limitation, reasonable attorneys’ fees and expenses) caused by, or related to, (i) the Service Provider’s material breach of any applicable provision of this Agreement; or (ii) the Service Provider’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement. Notwithstanding the preceding sentence, the Service Provider shall be entitled to an appropriate offset for any indemnification obligations that are caused, in part or in whole, by the Managing Owner’s or the Trust’s breach of any provision of this Agreement or Service Provider’s negligence, intentional misconduct or violation of applicable law in performing any of the activities contemplated under this Agreement.

6.  Limitation of the Service Provider’s Liability

The Service Provider shall incur no liability to any of the Trusts, the Managing Owner, any Limited Owner or any other party except to the extent caused by the Service Provider’s negligence or willful misconduct in performing its obligations under this Agreement, or its material breach of any representation, warranty, covenant or term of this Agreement.

7.  Compensation

In consideration of the Service Provider’s services provided as specified herein, the Managing Owner will pay or cause to be paid to the Service Provider a monthly service fee, which on an annual basis will equal 4% of the Net Asset Value of such Interests beneficially owned by Limited Owners of each Trust as of the applicable date of determination who hold such Interests through accounts maintained with the Service Provider, provided that, as set out in Section 1, the Service Provider remains registered with the CFTC as a FCM and remains a member in good standing of the NFA in such capacity, and the registered representatives of the Service Provider responsible for the servicing of each Interest which is the subject of the compensation paid to the Service Provider hereunder are registered with the CFTC and have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination. These payments should be made within a reasonable time following each month, but in no event later than 15 days following the end of each month. From the date of this Agreement, and until further written notice from the Managing Owner, the Service Provider shall be paid such fees out of the brokerage and services fee that Prudential Equity Group, Inc., f/k/a Prudential Securities Incorporated (“PEG”) receives from each Trust.

8.  Miscellaneous

A.	This Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns; provided that such successors and assigns shall be deemed to make the same representations and warranties contained in this Agreement as their predecessors.

B.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles.

C.	This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein and supersedes any prior agreements, whether verbal or written, among them.

D.	This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing among the parties or from any failure by any party to assert its rights under this Agreement on any occasion or series of occasions.

E.	If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, or regulation of any court or regulatory body, exchange, or board of trade having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those as to which it is held inconsistent, shall not be effected thereby.

F.	Any and all disputes arising out of or relating to this Agreement shall be settled by arbitration pursuant to the rules of the NFA in force at the time arbitration is demanded. Any award rendered thereon by the arbitrators shall be final and binding on each and all the parties thereto and judgment may be entered in any court having jurisdiction thereof.

G.	This Agreement may not be assigned by any party without the prior written consent of the other parties; provided, however, each Trust and the Service Provider agree that the Managing Owner may assign this Agreement in connection with the sale of, and to the acquiror of, all or substantially all of the business or assets of the Managing Owner, provided such acquiror expressly assumes and agrees in writing to perform this Agreement in the same manner and to the same extent that the Managing Owner would be required to perform if no such transaction had taken place. For the avoidance of doubt, it shall not be considered an assignment of this Agreement by the Managing Owner if the ownership of the Managing Owner is transferred to an affiliate of PEG, including, but not limited to, Prudential Financial Derivatives, LLC.

H.	This Agreement may be executed and delivered in counterparts, each of which will be deemed an original.

I.	Headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.  Termination

This Agreement may be terminated by any party hereto upon 30 days’ prior written notice to the other parties. Such notice shall have no effect on any outstanding rights, obligations or liabilities of the parties prior to the receipt of such notice and the effective date of termination of this Agreement.

10.  Notices

Any notice required to be delivered pursuant to this Agreement shall be in writing and shall be delivered by courier service, telex, facsimile transmission, or other similar means and shall be effective upon receipt by the party to whom such notice shall be directed.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned with effect as of the date written above.

World Monitor Trust—Series A, B and C

By:	Prudential Securities Futures Management Inc.

By: /s/ Brian Martin

Brian Martin President

World Monitor Trust II—Series D, E and F

By:	Prudential Securities Futures Management Inc.

By: /s/ Brian Martin

Brian Martin President

Diversified Futures Trust

By:	Prudential Securities Futures Management Inc.

By: /s/ Brian Martin

Brian Martin President

Diversified Futures Trust II

By:	Prudential Securities Futures Management Inc.

By: /s/ Brian Martin

Brian Martin President

Prudential Securities Strategic Trust

By:	Prudential Securities Futures Management Inc.

By: /s/ Brian Martin

Brian Martin President

Prudential Securities Futures Management Inc.

By: /s/ Brian Martin

Brian Martin President

Wachovia Securities, LLC

By: /s/ Leah Wehinger

Leah Wehinger Managing Director

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